UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2017

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01        OTHER EVENTS

            On July 26, 2017, SunOpta Foods Inc. (“SunOpta Foods”), a subsidiary of SunOpta Inc. (“SunOpta”), entered into an Asset Purchase Agreement with Skjodt-Barrett Contract Packaging LLC (“Skjodt-Barrett”), pursuant to which SunOpta Foods will sell equipment used in the production of flexible, re-sealable pouches from its Allentown, PA facility to Skjodt-Barrett for $2.0 million. The asset sale is in conjunction with SunOpta’s decision to discontinue flexible, re-sealable pouch products as part of its ongoing portfolio optimization strategy and value creation plan.

            Flexible re-sealable pouch products accounted for $46 million of SunOpta’s revenues in fiscal 2016, and $10 million of revenues in the first quarter of 2017, and were part of the healthy snacks platform within SunOpta’s consumer products segment. SunOpta will continue to produce aseptic beverages from its Allentown, PA facility, which were not part of the sale. The sale of equipment is expected to close during the fourth quarter of 2017.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Robert McKeracher
Robert McKeracher
Vice President and Chief Financial Officer

Date:	July 27, 2017